SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2004
                                                         ----------------

                             PROVIDENT BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     0-25233                  80-0091851
           --------                     -------                  ----------
(State or Other Jurisdiction)    (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


400 Rella Boulevard, Montebello, New York                          10901
-----------------------------------------                          -----
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:   (845) 369-8040
                                                      --------------



                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

         On January 14, 2004, Provident Bancorp, Inc. (the "Company") completed its acquisition of ENB Holding Company, Inc. ("ENB") and its wholly-owned subsidiary, Ellenville National Bank. As part of the acquisition, ENB stockholders received consideration of $4,830.00 per share for each share of ENB's common stock issued and outstanding, converted into cash or shares of the Company's common stock at a rate of 521.3997 shares for each E.N.B. share. The aggregate purchase price for the transaction was approximately $76.5 million. The transaction was accounted for using the purchase method.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Not Applicable

(b)      Pro Forma Financial Information

            The unaudited pro forma condensed combined financial statements attached as Exhibit 99 ("pro forma financial statements") are based on the historical financial statements of ENB and the Company and have been prepared to illustrate the effect of the acquisition.

            The unaudited pro forma condensed combined balance sheet as of December 31, 2003 as Exhibit 99 is based on the unaudited historical consolidated balance sheets of the Company and ENB at that date, assuming that the acquisition had been consummated on December 31, 2003 and accounted for using the purchase method of accounting.

            The unaudited pro forma income statements reflect the combination of the historical results of operations of the Company and ENB for the year ended September 30, 2003 and for the year ended December 31, 2003. The unaudited pro forma income statements give effect to the acquisition using the purchase method of accounting and assume that (1) the acquisition occurred as of the beginning of the respective periods presented, and (2) the amount of initial goodwill equaled the amount reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 2003.

            These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the Company's December 31, 2003 Form 10-Q and September 30, 2003 Form 10-K; and in ENB's Regulatory Report #FRY-9 filed with the Federal reserve Bank for the year and quarter ended December 31, 2003.


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            The  combined   company   expects  to  achieve   benefits  from  the
acquisition including operating cost savings and revenue enhancements. These pro forma financial statements do not reflect any potential cost savings or revenue enhancements that are expected to result from the combination of the operations of the Company and ENB and, accordingly, may not be indicative of the results of future operations. No assurances can be given with respect to the ultimate level of cost savings or revenue enhancements to be realized. As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the acquisition in fact occurred on the date indicated, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future by the combined company.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            PROVIDENT BANCORP, INC.



Date:   March 15, 2004                      By: /s/ Paul A. Maisch
                                               ---------------------------------
                                               Paul A. Maisch
                                               Senior Vice President
                                               Chief Financial Officer





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                                  EXHIBIT INDEX

The following exhibit is filed as part of this report:


       Exhibit No.               Description
       -----------               -----------
           99              Unaudited pro forma financial statements